SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)              May 1, 2007

InSight Health Services Holdings Corp.

(Exact name of registrant as specified in charter)

Delaware	333-75984	04-3570028
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	file number)	Identification No.)

26250 Enterprise Court, Suite 100, Lake Forest, CA		92630
(Address of principal executive offices)		(Zip Code)

(949) 282-6000

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement

On May 1, 2007, InSight Health Services Corp. (“InSight”), a wholly owned subsidiary of InSight Health Services Holdings Corp. (the “Registrant”), and InSight’s wholly owned subsidiaries named therein (together with InSight, the “Borrowers”) entered into a letter agreement modifying the Amended and Restated Loan and Security Agreement, dated September 22, 2005 (the “Loan Agreement”), among the Borrowers, the lender named therein and Bank of America, N.A., as collateral and administrative agent.  The letter agreement, among other things:

•                  permits InSight to incur and pay consent payments to holders of InSight’s 9 7/8% senior subordinated notes due 2011 (the “Senior Subordinated Notes”) who consent to certain amendments to the indenture governing such notes, in the amount of $50 for each $1,000 in aggregate principal amount due at maturity of the Senior Subordinated Notes as to which consent is given;

•                  permits InSight to issue additional senior secured floating rate notes due 2011 to finance a portion of the payment of such consent payments;

•                  waives until May 31, 2007 the event of default under the Loan Agreement arising from InSight’s failure to pay the interest payment on the Senior Subordinated Notes that was due on May 1, 2007; and

•                  modifies the material adverse effect representation in the Loan Agreement to exclude events that have been previously disclosed in the Registrant’s or the Borrowers’ filings with the Securities and Exchange Commission.

The foregoing summary is qualified in its entirety by the actual text of the letter agreement, which is attached as an exhibit to this Current Report on Form 8-K.

Item 9.01                                             Financial Statement and Exhibits

Exhibit No.

10.20                                          Letter agreement, dated May 1, 2007, by and among InSight, its wholly owned subsidiaries named therein, the lender named therein and Bank of America, N.A., as collateral and administrative agent, filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INSIGHT HEALTH SERVICES HOLDINGS CORP.

Date:	May 7, 2007	By:	/s/ Brian G. Drazba
Brian G. Drazba
Senior Vice President and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Document Description

10.20

Letter agreement, dated May 1, 2007, by and among InSight, its wholly owned subsidiaries named therein, the lender named therein and Bank of America, N.A., as collateral and administrative agent, filed herewith.